UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2016
CBS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street New York, New York	10019
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

In preparation for CBS Corporation’s (the “Company”) previously announced planned separation of its radio business, the Company changed the manner in which it manages its television and radio operations. Accordingly, beginning with the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 (“Form 10-Q”), the Company’s previously reported operating segment, Local Broadcasting, will be separated into the following two operating segments: (1) Local Media and (2) Radio.

This Current Report on Form 8-K includes supplemental unaudited historical financial information of the Company under the new segment presentation for the first two quarters of 2016 and each of the four quarters and full year of 2015. This information is being furnished by the Company to provide investors with prior period performance on a comparable basis in advance of the Company’s Form 10-Q filing.

The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth in such filing.

A copy of such financial information is furnished herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
99
Supplemental unaudited historical financial information of CBS Corporation, separating its previously reported operating segment, Local Broadcasting, into the following two operating segments: (1) Local Media and (2) Radio for the first two quarters of 2016 and each of the four quarters and full year of 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

By:	/s/ Lawrence Liding
	Name:	Lawrence Liding
	Title:	Executive Vice President, Controller
and Chief Accounting Officer

Date: October 14, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99
Supplemental unaudited historical financial information of CBS Corporation, separating its previously reported operating segment, Local Broadcasting, into the following two operating segments: (1) Local Media and (2) Radio for the first two quarters of 2016 and each of the four quarters and full year of 2015.